EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Employee Benefits Committee
L3Harris Retirement Savings Plan

We hereby consent to the incorporation by reference of our report dated June 7, 2023, relating to our audit of the L3Harris Retirement Savings Plan’s financial statements and supplemental schedule as of and for the year ended December 31, 2022, which appears in this Annual Report on Form 11-K in Registration Statement No. 333-268794 on Form S-8.
/s/ Buchbinder Tunick & Company LLP
Bethesda, MD
June 7, 2023